                                                                 Exhibit 1(b)

DAVIS SERIES, INC.
ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION PURSUANT
TO SECTIONS 2-208 AND 2-208.1 OF THE MARYLAND
GENERAL CORPORATION LAW

      Davis Series, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Prior to the designation and reclassification of the common stock of the corporation, the corporation had a total of 5,000,000,000 shares, a $.01 par value per share, 2,000,000,000 shares of which are unclassified and 3,000,000,000 shares of which are classified as 225,000,000 shares of Growth Fund Class A Common Stock, 225,000,000 shares of Growth Fund Class B Common Stock, 50,000,000 shares of Growth Fund Class C Common Stock, 225,000,000 shares of Bond Fund Class A Common Stock, 225,000,000 shares of Bond Fund Class B Common Stock, 50,000,000 shares of Bond Fund Class C Common Stock,
225,000,000 shares of Financial Value Fund Class A Common Stock, 255,000,000 shares of Financial Value Fund Class B Common Stock, 50,000,000 shares of Financial Value Fund Class C Common Stock, 225,000,000 shares of Convertible Securities Fund Class A Common Stock, 225,000,000 shares of Convertible Securities Fund Class B Common Stock, 50,000,000 shares of Convertible Securities Fund Class C Common Stock, 225,000,000 shares of Real Estate Securities Class A Common Stock, 225,000,000 shares of Real Estate Securities Class B Common Stock, 50,000,000 shares of Real Estate Securities Class C
Common Stock, 175,000,000 shares of Government Money Market Fund Class A Common Stock, 175,000,000 shares of Government Money Market Fund Class B Common Stock and 150,000,000 shares of Government Money Market Fund Class C Common Stock, each with $.01 par value per share. The aggregate par value of all the stock is $50,000,000 of which $20,000,000 is unclassified and $30,000,000 is classified.

SECOND: The Articles of Incorporation are hereby supplemented by (i) changing the description of certain terms and conditions under which the classes of Common Stock may be issued; (ii) reclassifying 25,000,000 shares of the authorized and unissued shares of the Class A Common Stock and Class B Common Stock of each Fund as Class Y Common Stock of the same Fund; and (iii) designating 300,000,000 shares of the authorized and unissued stock of the corporation as 50,000,000 shares of Class Y Common Stock of each Fund.

THIRD: The Class A Common Stock, Class B Common Stock, Class C Common Stock and the Class Y Common Stock of each Fund shall represent investment in the same pool of assets with respect to each Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption except as set forth in the Articles of Incorporation of the Corporation and as set forth below:

The Class A Common Stock of all Funds, other than the Government Money Market Fund, may be subject to a front-end load and Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and, in addition, Class

A Common Stock issued after the filing of these Articles may also be subject to a contingent deferred sales charge as determined by the Board of Directors from time to time prior to issuance of such stock;

The Class B Common Stock of all Funds, other than Government Money Market Fund, may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance of such stock and shall be converted to the Class A Common Stock of its respective Fund at the end of eight (8) years after purchase or such shorter period as determined by the Board of Directors giving effect to reciprocal exchange privileges;

The Government Money Market Fund Class A Stock may be sold without a front-end load and without a Rule 12b-1 distribution fee.

The Government Money Market Fund Class B Common Stock may be subject to a contingent deferred sales charge, shall be converted to Government Money Market Class A Common Stock at the end of eight (8) years after purchase, and may be sold without a Rule 12b-1 distribution fee.

The Class C Common Stock of all Funds may be sold without a front-end sales load and may be subject to a contingent deferred sales charge and to a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time prior to issuance.

The Class Y Common Stock of all Funds may be sold without a front-end sales or contingent deferred sales charge and without a Rule 12b-1 distribution fee.

Nothing herein shall prohibit the imposition of a redemption fee or exchange fee upon any Class.

FOURTH: Immediately following the designation and reclassification of stock, the corporation will have a total of 5,000,000,000 shares, $.01 par value per share, 1,700,000,000 which shall be unclassified and 3,300,000,000 which shall be classified as 200,000,000 shares of Growth Fund Class A Common
Stock, 200,000,000 shares of Growth Fund Class B Common Stock, 50,000,000 shares of Growth Fund Class C Common Stock, 100,000,000 shares of Growth Fund Class Y Common Stock, 200,000,000 shares of Bond Fund Class A Common Stock, 200,000,000 shares of Bond Fund Class B Common Stock, 50,000,000 shares of
Bond Fund Class C Common Stock, 100,000,000 shares of Bond Fund Class Y Common Stock, 200,000,000 shares of Financial Value Fund Class A Common Stock, 200,000,000 shares of Financial Value Fund Class B Common Stock, 50,000,000 shares of Financial Value Fund Class C Common Stock, 100,000,000 shares of Financial Value Fund Class Y Common Stock, 200,000,000 shares of Convertible Securities Fund Class A Common Stock, 200,000,000 shares of Convertible Securities Fund Class B Common Stock, 50,000,000 shares of Convertible Securities Fund Class C Common Stock, 100,000,000 shares of Convertible Securities Fund Class Y Common Stock, 200,000,000 shares of Real Estate Securities Fund Class A Common Stock, 200,000,000 shares of Real Estate Securities Fund Class B Common Stock, 50,000,000 shares of Real Estate Fund Class C Common Stock, 100,000,000 shares of Real Estate Securities Fund Class Y Common Stock, 150,000,000 shares of Government Money Market Fund Class A Common Stock, 150,000,000 shares of Government Money Market Fund Class B Common Stock, 150,000,000 shares of Government Money Market Fund Class C Common Stock, 100,000,000 shares of Government Money Market Fund Class Y Common Stock, each with a $.01 par value per share. The aggregate par value of all the stock is $50,000,000 of which $17,000,000 is unclassified and $33,000,000 is classified.

FIFTH: The stock of the Corporation has been classified by the Board of Directors of the Corporation in accordance with and pursuant to the Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation.

SIXTH: The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

SEVENTH: The Board of Directors duly adopted a resolution (i) redesignating the preferences of certain classes of Common Stock of all the Funds, except the Government Money Market Fund, issued after the filing of these Articles;
(ii) reclassifying 50,000,000 shares of the Class A Common Stock and Class B Common Stock of each Fund as Class Y Common Stock of the same fund; and (iii) designating 300,000,000 shares of the authorized and unissued stock of the corporation as 50,000,000 shares of Class Y Common Stock of each Fund.

EIGHTH: The effective date of these Articles Supplementary shall be September 1, 1996.

     IN WITNESS WHEREOF, Davis Series, Inc., has caused these presents to be signed in its name and on behalf by its Vice President and witnessed by its Secretary on August 28, 1996.

                                    DAVIS SERIES, INC.

                                    By:----------------------------

ATTEST:



-----------------------------
Raymond O. Padilla, Secretary